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                                                                    EXHIBIT 10.1


                     SECOND AMENDMENT TO TERM LOAN AGREEMENT


         THIS SECOND AMENDMENT (the "Amendment"), dated as of March 20, 2002, is made to that certain Term Loan Agreement, dated as of March 20, 2001, as the same was amended by that certain First Amendment to Term Loan Agreement, dated as of October 1, 2001 (collectively, the "Original Loan Agreement"), by and between HARDINGE INC., a New York corporation (the "Borrower') and KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    RECITALS:

         WHEREAS, the Borrower has requested that certain changes and modifications be made to the Original Loan Agreement, including a certain financial covenant therein contained, and the Lender is agreeable to making the same in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

         2. CERTAIN DEFINITIONS The definition of "Fixed Charges" set forth in
Section 1.01 of the Original Loan Agreement is hereby amended in its entirety to read as follows:

                  "Fixed Charges" means the sum of interest expense, current maturities of long-term debt (excluding (i) as of December 31, 2001 any debt outstanding under that certain $50,000,000 Credit Agreement, dated as of August 1, 1997, by and among the Borrower, the banks signatory thereto, and The Chase Manhattan Bank as Agent ("Chase"), most recently amended by Amendment Number Three, dated as of September 20, 2001 (collectively, the "Line of Credit") and the entire principal amount of the Loan, and (ii) as of March 31, 2003, any debt outstanding under the Line of Credit and $22,800,000 of the principal amount of the Loan) and current maturities of Capital Leases (all calculated for the period of measurement of the financial covenant contained herein)."

         3. MISCELLANEOUS. This Amendment is entered into pursuant to and in accordance with SECTION 9.03 of the Original Loan Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Except as expressly modified or amended herein, the Original Loan Agreement and each of the other Loan Documents to which the Borrower is a party is hereby restated, ratified and confirmed and shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have caused this Second Amendment to Term Loan Agreement to be duly executed and delivered as of the date first above written.

                                              HARDINGE INC.


                                              By:  /s/ Thomas T. Connelly
                                                   ----------------------
                                                   Thomas T. Connelly
                                              Title: Treasurer

                                              KEYBANK NATIONAL ASSOCIATION


                                              By:  /s/ Albert G. White, III
                                                   ------------------------
                                                   Albert G. White, III
                                              Title:  Senior Vice President





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